              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2003-BC1

                                 TERMS AGREEMENT

                                                           Dated: March 24, 2003

To:      Merrill Lynch Mortgage Investors, Inc.

Re: Underwriting Agreement, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and Merrill Lynch Mortgage Investors, Inc., dated as of February 28, 2003 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned, (the "Representative") acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), understands that Merrill Lynch Mortgage Investors, Inc., a New York corporation (the "Company"), proposes to issue and sell approximately $244,000,100.00 original principal amount of Mortgage Loan Asset-Backed Certificates, Series 2003-BC1 (the "Certificates") to be issued under a Pooling and Servicing Agreement, dated as of March 1, 2003, among the Company, as depositor, JPMorgan Chase Bank, as Trustee and Litton Loan Servicing LP, as Servicer (the "Pooling and Servicing Agreement"). The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement and Prospectus (collectively, the "Prospectus") prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Merrill agrees to be bound by all of the terms and conditions of the Underwriting Agreement, as modified by this Terms Agreement. Terms not otherwise defined herein shall have the meaning set forth in the Prospectus.

         The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York City time, on March 28, 2003. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters, severally and not jointly, agree to purchase the original principal amounts of the Certificates set forth in the table below under the title "Terms of the Certificates and Underwriting Compensation" at the purchase prices set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

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Series Designation:     Mortgage Loan Asset-Backed Certificates, Series 2003-BC1

Underwriters:           Merrill and Countrywide Securities Corporation
                        ("Countrywide")

Terms of the Certificates and Underwriting Compensation:

--------------------------------------------------------------------------------------------------------------------------
                                     PRINCIPAL AMOUNT
                PRINCIPAL AMOUNT    TO BE PURCHASED BY
                TO BE PURCHASED        COUNTRYWIDE
CLASSES          BY MERRILL (1)            (1)           PASS-THROUGH RATE       PRICE TO PUBLIC     UNDERWRITING DISCOUNT
--------------------------------------------------------------------------------------------------------------------------
   A              $183,915,000          $20,435,000             (2)                 100.0000%               0.2400%
--------------------------------------------------------------------------------------------------------------------------
  M-1             $ 14,274,000          $ 1,586,000             (2)                  99.8045%               0.2450%
--------------------------------------------------------------------------------------------------------------------------
  M-2             $ 11,529,000          $ 1,281,000             (2)                 100.0000%               0.2550%
--------------------------------------------------------------------------------------------------------------------------
  B-1             $  6,588,000          $   732,000             (2)                  97.2633%               0.4000%
--------------------------------------------------------------------------------------------------------------------------
  B-2             $  3,294,000          $   366,000             (2)                  93.4144%               0.5000%
--------------------------------------------------------------------------------------------------------------------------
   R              $        100          $         0             (2)                 100.0000%               0.0000%
--------------------------------------------------------------------------------------------------------------------------
 TOTAL            $219,600,100          $24,400,000
--------------------------------------------------------------------------------------------------------------------------

---------------
(1) Approximate. Subject to permitted variance in each case of plus or minus
    10%.

(2) Adjusts monthly, as described in the Prospectus Supplement.

Selling Concession and Reallowance Discount:

         The Underwriters will initially offer the Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the certificate denomination set forth below, and the Underwriters may allow, and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below.

-------------------------------------------------------------------------------------------------
CLASS                               SELLING CONCESSION                       REALLOWANCE DISCOUNT
-------------------------------------------------------------------------------------------------
  A                                       0.1440%                                  0.0720%
-------------------------------------------------------------------------------------------------
 M-1                                      0.1470%                                  0.0735%
-------------------------------------------------------------------------------------------------
 M-2                                      0.1530%                                  0.0765%
-------------------------------------------------------------------------------------------------
 B-1                                      0.2400%                                  0.1200%
-------------------------------------------------------------------------------------------------
 B-2                                      0.3000%                                  0.1500%
-------------------------------------------------------------------------------------------------
  R                                       0.0000%                                  0.0000%
-------------------------------------------------------------------------------------------------

Certificate Rating:        Aaa by Moody's Investors Service ("Moody's") and AAA
                           by Fitch, Inc. ("Fitch Ratings") on the Class A
                           Certificates, the Class S Certificates and the Class
                           R Certificate.

                           Aa2 by Moody's and AA by Fitch Ratings on the Class M-1 Certificates.

                           A2 by Moody's and A by Fitch on the Class M-2 Certificates.

                           Baa1 by Moody's, BBB+ by Fitch on the Class B-1 Certificates.

                           Baa2 by Moody's, BBB by Fitch on the Class B-2 Certificates.

REMIC Election:            Three or more REMIC elections.

Credit Enhancement:        Excess Interest; Overcollateralization;
                           Subordination.

Cut-off Date:              The Cut-off Date is March 1, 2003.

Distribution Date:         The 25th day of each month (or, if such 25th day is
                           not a business day, the business day immediately following) commencing April 2003.

Purchase Price:            The Purchase Price for the Certificates to be paid by
                           the Underwriters will be 99.8064% of the aggregate principal balance of the Certificates as of the Closing Date less an underwriting discount of 0.25%.

Return of Purchase Price:  In the event that the Underwriters pay the Purchase
                           Price to the Company and the Certificates are not issued to the Underwriters on the same date, the Company agrees to return the Purchase Price to the Underwriters by 5:00 p.m. on that day.

Underwriting Commission:   Notwithstanding anything to the contrary in the
                           Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

Closing Date and Location: March 28, 2003 at the offices of Morgan, Lewis &
                           Bockius LLP, New York, New York.

         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                          MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED, as Representative
                                          acting on behalf of the Underwriters

                                          By: _________________________________
                                          Name:  Matthew Whalen
                                          Title: Authorized Signatory

ACCEPTED:

MERRILL LYNCH MORTGAGE INVESTORS,
INC.

By: ___________________________
Name:  Matthew Whalen
Title: President